United States Securities And Exchange Commission
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 9, 2018
ISORAY, INC. (Exact name of registrant as specified in its charter)
Minnesota (State or other jurisdiction of incorporation)	001-33407 (Commission File Number)	41-1458152 (IRS Employer Identification No.)

350 Hills Street, Suite 106, Richland, Washington 99354

(Address of principal executive offices) (Zip Code)

(509) 375-1202

(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement.

Entry into Letter Agreement

On July 9, 2018, IsoRay, Inc. (“IsoRay” or the “Company”) entered into a letter agreement (the “Letter Agreement”) with H.C. Wainwright & Co., LLC (“Wainwright”). Pursuant to the Letter Agreement, Wainwright will serve as the exclusive placement agent or underwriter, as applicable, for IsoRay in connection with one or more proposed offerings (an “Offering”) of IsoRay’s securities. The term of the Letter Agreement is 45 days. IsoRay will pay to Wainwright a cash fee, or in an underwritten Offering an underwriter discount, equal to 6.0% of the aggregate gross proceeds raised in each Offering. Additionally, IsoRay will issue to Wainwright or its designee at each closing of an Offering warrants to purchase that number of shares of common stock of IsoRay equal to 3.0% of the aggregate number of Shares of common stock placed in each Offering. Such warrants will have the same terms as the warrants issued to investors in the applicable Offering except that such warrants will have an exercise price equal to 125% of the offering price per share of common stock in the applicable Offering, or, if the offering price is not available, the market price of the common stock on the date an Offering is commenced (the “Offering Price”), and a term of five years commencing on the effective date of an Offering.

The Company has also agreed to pay to Wainwright a management fee equal to 1.0% of the gross proceeds raised in each Offering, $25,000 for non-accountable expenses and up to $30,000 for fees and expenses of legal counsel and other out-of-pocket expenses (to be increased to $100,000 in case of a public Offering).

A copy of the Letter Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Entry into Securities Purchase Agreement and Warrant

On July 9, 2018, the Company entered into Securities Purchase Agreements (collectively, the “Purchase Agreement”) with several institutional and accredited investors (each an “Investor”) for the sale of a total of 11,000,000 shares of common stock of the Company (“Shares”) at a price per share of $0.75, for an aggregate gross proceeds to the Company of $8.25 million (the “Registered Direct Offering”).

In addition, in a concurrent private placement, the Company sold to each Investor, at no additional consideration, an unregistered warrant to purchase up to the number of shares of common stock of the Company equal to 50% of such Investor’s Shares (the “Warrant”), with an exercise price equal to $0.75, exercisable commencing six months following the date of issuance with a term of 5.5 years. The aggregate number of shares of our common stock issuable upon the exercise of the Warrants (the “Warrant Shares”) is 5,500,000 shares.

The Warrants may be exercised on a “cashless” basis in certain circumstances, including while there is no effective registration statement registering the Warrant Shares issuable upon exercise of the Warrants.

The Company estimates that the net proceeds from the Registered Direct Offering will total approximately $7.6 million, which the Company intends to use for working capital and general corporate purposes, with particular focus on marketing the brain applications and Build-Blu™ delivery system for real-time prostate brachytherapy.

The Company has agreed with the Investors that, for a period of 30 days from the date of the closing of each Registered Direct Offering, it will not take down and sell shares of its common stock under its existing at-the-market sales agreement with Wainwright dated as of May 8, 2018, which was suspended as of the date of the Purchase Agreement.

The Shares (but not the Warrants or the Warrant Shares) are being offered by the Company pursuant to a “shelf” registration statement on Form S-3 that was originally filed on August 25, 2015 and declared effective by the Securities and Exchange Commission on November 23, 2015, and the base prospectus contained therein (File No. 333-206559).

The closing date of the sale of the Shares and Warrants is expected to take place on or about July 11, 2018, subject to customary closing conditions.

Copies of the form of Purchase Agreement and Warrant are attached hereto as Exhibits 10.2 and 10.3 and are incorporated herein by reference. A copy of the opinion of Gallagher & Kennedy, P.A., relating to the legality of the Shares is filed as Exhibit 5.1 hereto, and is incorporated herein by reference.

The foregoing summaries of the Letter Agreement, the Purchase Agreement, and the Warrant do not purport to be complete and are qualified in their entirety by reference to the definitive transaction documents.

Item 1.02     Termination of a Material Definitive Agreement.

On July 9, 2018, the Company terminated the Master Service Agreement (the “Service Agreement”) with World Wide Holdings, LLC, dba Invictus Resources (“Invictus”), dated May 20, 2018. Pursuant to the Service Agreement, Invictus advised and assisted the Company in developing and implementing plans and materials for presenting IsoRay and its business to the general public, including introductions to media and newsletter writers and public relations focused on social media channels. The Company terminated the Service Agreement because the services provided thereby were no longer needed.

Item 3.02     Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 this Current Report on Form 8-K with respect to the Warrants is incorporated into this Item 3.02 by reference.

 The Warrants were offered and sold in reliance upon the exemption from registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended (the “Securities Act”). The Warrants contain representations to support the Company’s reasonable belief that each of the recipients of such securities had access to information concerning the Company’s operations and financial condition, that each such recipient is acquiring the securities for its own account and not with a view to the distribution thereof, and that each such recipient is an “accredited investor” as defined by Rule 501 promulgated under Securities Act.

Item 8.01     Other Events.

On July 9, 2018, the Company issued a press release announcing FDA clearance of GammaTileTM Therapy for the treatment of recurrent brain neoplasms, the text of which is attached hereto as Exhibit 99.1.

Also on July 9, 2018, the Company issued a press release announcing the sale of common stock to the Investors as discussed in Items 1.01 and 3.02 above, the text of which is attached hereto as Exhibit 99.2.

Item 9.01      Financial Statements and Exhibits.

(d)     Exhibits

5.1	Opinion of Gallagher & Kennedy, P.A.
10.1	Letter Agreement between IsoRay, Inc. and H.C. Wainwright & Co., LLC dated July 9, 2018.
10.2	Form of Securities Purchase Agreement.
10.3	Form of Warrant.
23.1	Consent of Gallagher & Kennedy, P.A. (included in Exhibit 5.1)
99.1	Press release issued by IsoRay, Inc., dated July 9, 2018.
99.2	Press release issued by IsoRay, Inc., dated July 9, 2018.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 11, 2018

IsoRay, Inc., a Minnesota corporation

By: /s/ Lori A. Woods

       Lori A. Woods, Interim CEO